Exhibit 23(b)


                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in this Registration Statement of Crestar Financial Corporation on Form S-4 of our report dated January 16, 1997, on Citizens National Bancorp as of and for the year ended December 31, 1996, which is incorporated by reference in the Annual Report on Form 10-K of Crestar Financial Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Richmond, Virginia
August 28, 1997